UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 8, 2026

Suncrete, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-43227	39-4989597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

521 E. 2nd Street

Tulsa, Oklahoma 74120

(Address of principal executive offices, including zip code)

(918) 355-5700

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RMIX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On April 14, 2026, Suncrete, Inc., a Delaware corporation (the “Company”), filed a Current Report on Form 8-K (as amended by Amendment No. 1 on Form 8-K/A, the “Original Form 8-K”) in connection with the completion of its previously announced business combination contemplated by that certain Business Combination Agreement, dated October 9, 2025, by and among the Company, Haymaker Acquisition Corp. 4, a Cayman Islands exempted company, Haymaker Merger Sub I, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company, Haymaker Merger Sub II, LLC, a Delaware limited liability company and direct wholly owned subsidiary of the Company, and Concrete Partners Holding, LLC, a Delaware limited liability company (“CPH”).

This Amendment No. 2 to Current Report on Form 8-K/A (this “Amendment No. 2”) is being filed to amend the Original Form 8-K solely to report that the Auditor Change (as defined below) is effective. Except as described in this Amendment No. 2, all other information in the Original Form 8-K remains unchanged.

Item 4.01	Changes in Registrant’s Certifying Accountant.

As previously disclosed, on April 8, 2026, the audit committee of the board of directors of the Company (the “Board”) approved the engagement of Grant Thornton LLP (“Grant Thornton”) as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2026. The Original Form 8-K previously disclosed that, subject to the completion of Grant Thornton’s standard client acceptance procedures, Grant Thornton’s appointment would be effective upon the filing of the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2026. Grant Thornton served as the independent registered public accounting firm of CPH prior to the Business Combination. Accordingly, WithumSmith+Brown, PC (“Withum”), the Company’s independent registered public accounting firm prior to the Business Combination, was informed on April 8, 2026 that it would not be retained to serve as the Company’s independent registered public accounting firm upon the filing of the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2026 (the engagement of Grant Thornton and the dismissal of Withum, the “Auditor Change”). The termination of the engagement of Withum was approved by the audit committee of the Board. On May 15, 2026, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026 was filed, and the Auditor Change became effective. Also on May 15, 2026, the Company’s audit committee passed a resolution reaffirming the appointment of Grant Thornton as the Company’s independent registered public accounting firm after Grant Thornton confirmed its client acceptance procedures had been completed.

The report of Withum on the Company’s consolidated financial statements as of and for the year ended December 31, 2025, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that such report contained a paragraph which noted that there was substantial doubt as to the Company’s ability to continue as a going concern because of the Company’s liquidity condition and subsequent dissolution.

During the period from September 30, 2025 (inception) to December 31, 2025, and the subsequent interim period through May 15, 2026, there were no: (i) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Withum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Withum would have caused Withum to make reference thereto in its reports on the consolidated financial statements for such years, or (ii) reportable events (as described in Item 304 (a)(1)(v) of Regulation S-K).

During the period from September 30, 2025 (inception) to December 31, 2025, and the subsequent interim period through May 15, 2026, neither the Company nor anyone on the Company’s behalf consulted with Grant Thornton regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the Company, and no written report or oral advice was provided to the Company by Grant Thornton that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K of the Exchange Act.

The Company provided Withum with a copy of the foregoing disclosures prior to the filing of this Amendment No. 2 and requested that Withum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of Withum’s letter, dated May 21, 2026, is attached as Exhibit 16.1 to this Amendment No. 2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

16.1	Letter from WithumSmith+Brown, PC to the Securities and Exchange Commission, dated May 21, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNCRETE, INC.

Date: May 21, 2026	By:	/s/ Randall Edgar
		Name:	Randall Edgar
		Title:	Chief Executive Officer